COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
    IN DREYFUS STRATEGIC INCOME AND THE
    MERRILL LYNCH DOMESTIC MASTER INDEX

     EXHIBIT A:
     ______________________________________________
    |             |   MERRILL LYNCH |             |
    |             |     DOMESTIC    |   DREYFUS   |
    |  PERIOD     |      MASTER     |  STRATEGIC  |
    |             |      INDEX *    |    INCOME   |
    |-----------  |   ------------- | ------------|
    |  10/3/86    |         10,000  |      10,000 |
    | 10/31/86    |         10,141  |      10,040 |
    | 10/31/87    |         10,360  |      10,215 |
    | 10/31/88    |         11,543  |      11,922 |
    | 10/31/89    |         12,891  |      13,524 |
    | 10/31/90    |         13,711  |      13,703 |
    | 10/31/91    |         15,867  |      16,298 |
    | 10/31/92    |         17,479  |      18,358 |
    | 10/31/93    |         19,580  |      21,650 |
    | 10/31/94    |         18,871  |      20,039 |
    | 10/31/95    |         21,853  |      23,560 |
    |---------------------------------------------|

     * Source: Merrill Lynch, Pierce, Fenner and Smith Inc.